UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 20, 2006
FAIR ISAAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16439	94-1499887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota	55402-3232

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 612-758-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Credit Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     On October 20, 2006, Fair Isaac Corporation (“the Company”) entered into a Credit Agreement among the Company, Wells Fargo Bank, National Association, as administrative agent, joint lead arranger and joint bookrunner, U.S. Bank National Association, as syndication agent, joint lead arranger and joint bookrunner, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as documentation agents, and the lenders party thereto from time to time (the “Credit Agreement”). The Credit Agreement provides an unsecured $300 million five-year revolving credit facility (the “Credit Facility”). The Credit Facility may be increased to $500 million subject to certain terms and conditions. Proceeds from the Credit Facility will be used to provide for the Company’s capital needs and general business purposes and may be used for the refinancing of existing debt, acquisitions and the repurchase of shares of the Company’s capital stock.
     Interest on the amounts borrowed under the Credit Facility is based on (i) a base rate, which is the greater of (a) U.S. Bank’s prime rate and (b) the federal funds rate plus 50 basis points, or (ii) an adjusted Eurodollar rate plus an applicable margin. The applicable margin for Eurodollar borrowings ranges from 30 to 55 basis points and is determined based on the Company’s consolidated leverage ratio. The Company is restricted in its borrowings and in general under the Credit Agreement by certain financial covenants. The Company is required to maintain a fixed coverage ratio of not less than 2.50 to 1.00 and a consolidated leverage ratio of not more than 3.00 to 1.00. The Credit Agreement also contains covenants typical of unsecured credit facilities. The Credit Agreement includes customary default provisions that include a change of control of the Company or the Company’s default on other debt exceeding $25 million. If an event of default occurs, the applicable interest rate is increased by 2% and all outstanding obligations may become immediately due and payable.
     The Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the press release announcing the entry into the Credit Facility is attached hereto as Exhibit 99.1.
     Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit	Description
10.1	Credit Agreement among the Company, Wells Fargo Bank, National Association, U.S. Bank National Association, Bank of America, N.A., and JPMorgan Chase Bank, N.A. dated October 20, 2006

99.1	Press Release dated October 23, 2006 announcing the Company’s entry into the Credit Facility

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

By	/s/ Charles M. Osborne

Charles M. Osborne
Vice President and Chief Financial Officer
Date: October 23, 2006

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EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1	Credit Agreement among the Company, Wells Fargo Bank, National Association, U.S. Bank National Association, Bank of America, N.A., and JPMorgan Chase Bank, N.A. dated October 20, 2006.	Filed Electronically

99.1	Press Release dated October 23, 2006 announcing the Company’s entry into the Credit Facility	Filed Electronically